Exhibit 10.1

Company Contact:	Investor Relations Contact:
Martin McDermut	Lippert / Heilshorn & Associates
Senior Vice President, Chief Financial Officer	Lillian Armstrong, Moriah Shilton
Email: mmcdermut@suptech.com	Email: lillian@lhai-sf.com
(805) 690-4500	(415) 433-3777

Superconductor Technologies Inc. Files Cross-appeal
in ‘215 Patent Infringement Lawsuit

SANTA BARBARA, Calif. (Sept. 26, 2003) — Superconductor Technologies Inc. (Nasdaq: SCON) (“STI”) the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced that it has filed a cross-appeal to recover damages of $3.8 million previously awarded by a jury in its verdict in the patent infringement lawsuit brought by ISCO International, Inc. (“ISCO”). STI is also requesting reimbursement of its legal fees associated with the case.

In August, the court rejected ISCO’s request to overturn the jury’s verdict that the patent is invalid, and accepted the jury’s verdict that the patent is unenforceable because of inequitable conduct committed by one of the alleged inventors. ISCO recently appealed this portion of the court’s judgment.

The court overturned the jury’s verdict of unfair competition and bad faith on the part of ISCO and the related $3.8 million compensatory damage award, and also denied STI’s request for reimbursement of its legal fees associated with the case. STI is appealing this portion of the court’s decision.

“We have maintained all along that ISCO’s original complaint is without merit and we intend to continue our vigorous defense in this matter,” said M. Peter Thomas, STI’s president and chief executive officer. “We remain confident in our legal position on the ‘215 patent and believe that the jury’s ruling will be upheld through the appeal process.”

About Superconductor Technologies Inc.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI’s SuperLink™ Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink™ Rx, the company’s flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

More than 3,000 SuperLink Rx systems have been shipped worldwide, logging in excess of 30 million hours of cumulative operation. In 2003, STI was named to Deloitte & Touche’s prestigious Los Angeles Technology Fast 50 program, a ranking of the 50 fastest-growing technology companies in the Los Angeles area, for the second year in a row.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com .

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future profitability, revenues, market growth, capital requirements, product deployment, new product introductions and the appeal process in the ISCO litigation, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “goals” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI’s ability to expand its operations to meet anticipated product demands; the ability of STI’s products to achieve anticipated benefits for its customers; the anticipated growth of STI’s target markets; unanticipated delays in shipments to customers; STI’s ability to achieve profitability and the inherent uncertainties of litigation. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For information, please contact: Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or Investor Relations, Lillian Armstrong, lillian@lhai-sf.com, of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.